Exhibit 4(g)


                          MEDIUM-TERM NOTE MASTER NOTE


October  , 1994

     Until it is exchanged in whole or in part for the Securities represented hereby in definitive form, this Master Note may be transferred in whole, but not in part, and only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Johnson & Johnson (the "Issuer"), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by Harris Trust and Savings Bank (the "Paying Agent")), the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF, WHICH ARE INCORPORATED HEREIN BY REFERENCE. FURTHER INFORMATION WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER EVIDENCED BY THIS MASTER NOTE IS CONTAINED IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT(S) AND PRICING SUPPLEMENT(S) PREPARED BY THE ISSUER AND ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

     This Master Note is a valid and binding obligation of the Issuer.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


                                       -------------------------------
                                                   (Issuer)

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ATTEST:

- -----------------------               By: ---------------------------
   (Signature)                              (Authorized Officer's Signature)

- ----------------------                    -------------------------------------
  (Printed Name and Title)                (Printed Name and Title)

                                       SEAL

                                           ------------------------------------
                                                 (Trustee)


                                      By: ---------------------------
                                            (Authorized Officer's Signature)

                                          -------------------------------------
                                          (Printed Name and Title)


     This Master Note evidences indebtedness of the Issuer of a single Series of Medium-Term Notes, Series C, (the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of (September 15, 1987), as amended (the "Indenture"), duly executed and delivered by the Issuer to Harris Trust and Savings Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, duties, and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of the Issuer of this Series are limited (except as
provided in the Indenture) to the principal amount of $        designated as of
the Medium-Term Notes, Series C, of the Issuer Due From 9 Months to 30 Years from Date of Issue. No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each obligation at


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the times, places, and rates, and in the coin or currency, identified on the records of the Issuer. The Debt Obligations are unsecured obligations of the Issuer and rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Issuer.

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

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FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfer unto  ______________________________________________
                    (Name, Address, and Taxpayer I.D. Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably

constituting and appointing ____________________________   attorney to

transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

DATED:                           --------------------------
                                        ( Signature )

   Signature(s) Guaranteed:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

=======================================================================
Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Issuer or its Agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


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